                                   EXHIBIT 4.1
                          SECURITIES PURCHASE AGREEMENT

                          SECURITIES PURCHASE AGREEMENT


               SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of May 24, 1999, by and between International Microcomputer Software, Inc., a California corporation, with headquarters located at 75 Rowland Way, Novato, California 94949 (the "COMPANY"), and BayStar Capital, L.P., a Delaware limited partnership (the "BUYER").


                                    WHEREAS:


               A. The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT");

               B. The Company has authorized the issuance of an aggregate of $5 million of its 9% Senior Subordinated Convertible Notes due May 24, 2002 (the "CONVERTIBLE NOTES") in the form attached hereto as Exhibit A, which shall be convertible into shares of the Company's Common Stock, no par value per share (the "COMMON STOCK") (as converted, the "CONVERSION SHARES"), in accordance with the terms of the Convertible Notes;

               C. The Company shall authorize the issuance of Common Stock Purchase Warrants (the "WARRANTS") in the form attached hereto as Exhibit B, to acquire shares of Common Stock (such shares of Common Stock issued upon exercise of the Warrants are hereinafter referred to as the "WARRANT SHARES", and together with the Convertible Notes, the Warrants and the Conversion Shares, the "SECURITIES");

               D. The Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, an aggregate of $5 million of the Convertible Notes; and to receive, in consideration for such purchase, the Warrants, to purchase an aggregate 250,000 shares of Common Stock, subject to adjustment as provided therein in the form attached hereto as Exhibit B; and

               E. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement in the form attached hereto as Exhibit C (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

               NOW, THEREFORE, the Company and the Buyer hereby agree as follows:

               1. PURCHASE AND SALE OF CONVERTIBLE NOTE.

                  a. Purchase of Convertible Note. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to the Buyer and the Buyer shall purchase from the Company a $5 million Subordinated Convertible Note (the "CLOSING"). On the Closing Date (as defined below) the Company shall deliver to the Buyer the Convertible Note which the Buyer is then purchasing, duly executed on behalf of the Company and registered in the name of the Buyer or its designee.

                  b. Closing Date. The date and time of the Closing (the "CLOSING DATE") shall be 10:00 a.m. Eastern Standard Time on May 24, 1999, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Buyer). The Closing shall occur on the Closing Date at the offices of Latham & Watkins, 505 Montgomery Street, Suite 1900, San Francisco, CA 94111.

                  c. Form of Payment. On the Closing Date, the Buyer shall pay the Company for the principal face amount of the Convertible Note to be issued and sold to the Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions provided to the Buyer at least two days prior to the Closing Date.

                  d. Warrants. In consideration of the purchase of the Convertible Note, the Company shall, on the Closing Date, issue and deliver to the Buyer, Warrants to acquire 250,000 shares of Common Stock .

               2. BUYER'S REPRESENTATIONS AND WARRANTIES.

                  The Buyer represents and warrants that:

                  a. Investment Purpose. The Buyer (i) is acquiring the Convertible Note and the Warrants and (ii) upon conversion of the Convertible Note and exercise of the Warrants, will acquire the Conversion Shares and Warrant Shares, respectively, then issuable for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representations herein, the Buyer does not agree to hold any Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement of an exemption under the 1933 Act.

                  b. Accredited Investor Status. The Buyer is an "accredited investor" as that term is defined in Rule 501(a) or Regulation D.

                  c. Reliance on Exemptions. The Buyer understands that the Convertible Note and Warrants are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the

Company is relying in part upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Convertible Note and the Warrants.

                  d. Information. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Convertible Note and the Warrants which have been requested by the Buyer. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its advisors, if any, or its representatives shall modify, amend or affect the Buyer's right to rely on the Company's representations and warranties contained in Section 3 below.

                  e. No Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Convertible Note and the Warrants or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Convertible Note and the Warrants.

                  f. Transfer or Resale. The Buyer understands that except as provided in the Registration Rights Agreement: (i) Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("RULE 144"); (ii) any sale of such securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

                  g. Legends. The Buyer understands that the certificates or other instruments representing the Convertible Note and the Warrants, and, until such time as the sale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Securities upon which it is stamped, if (i) any such Securities are registered for sale under the 1933 Act,
(ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of any of the Securities may be made without registration under the 1933 Act, or (iii) any of the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold. The Buyer acknowledges, covenants and agrees to sell any of the Securities represented by a certificate(s) from which the legend has been removed, only pursuant to (i) a registration statement effective under the 1933 Act, or (ii) advice of counsel that such sale is exempt from registration required by Section 5 of the 1933 Act. In the event the above legend is removed from any of the Securities, the Company may, upon reasonable advance notice to the holder, require that the above legend be placed on any of the Securities that cannot then be sold pursuant to an effective registration statement or Rule 144(k) under the 1933 Act (or any successor rule thereto).

                  h. Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

                  i. Residency. The Buyer is a resident of the United States.

               3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to the Buyer that except as disclosed in the Disclosure Letter separately delivered by the Company to Buyer before the Closing and incorporated herein by this reference (with all references below in this Section 3 to Schedules being deemed to refer to Schedules included in such Disclosure Letter):

                  a. Organization and Qualification. The Company and its subsidiaries (a complete list of which is set forth in Schedule 3(a)) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any material adverse effect on (i) the business, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, with respect to such effects individually or taken as a whole, (ii) on the ability of the Company to perform its obligations hereunder or under the agreements or instruments to be entered into or filed in connection herewith, or (iii) the Securities.

                  b. Authorization; Enforcement; Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Registration Rights Agreement, to issue, sell and perform its obligations with respect to the Convertible Note and the Warrants in accordance with the terms hereof, and to issue the Conversion Shares and the Warrant Shares upon conversion of the Convertible Note and the exercise of the Warrants, respectively, in accordance with the Convertible Note and the Warrants, respectively, (ii) the execution and delivery of this Agreement, the Convertible Note, the Warrants and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Convertible Note and the Warrants and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Convertible Note and the Warrant Shares upon exercise of the Warrants have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Agreement, the Registration Rights Agreement, the Convertible Note and the Warrants have been duly executed and delivered by the Company, and (iv) this Agreement, the Registration Rights Agreement, the Convertible Note and the Warrants constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

                  c. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 300,000,000 shares of Common Stock, of which as of the date hereof, 6,962,972 shares were issued and outstanding, and 20,000,000 shares of Preferred Stock, of which as of the date hereof, no shares were issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(c), no shares of Common Stock or Preferred Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in Schedule 3(c), as of the date hereof, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities and (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement). Except as disclosed in Schedule 3(c), there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of any of the Securities as described in this Agreement. The Company has furnished to the Buyer true and correct copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the "CERTIFICATE OF INCORPORATION"), and the Company's By-laws, as in effect on the date hereof (the "BY-LAWS"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

                  d. Issuance of Securities. The Securities are duly authorized and, upon issuance in accordance with the terms hereof, the Convertible Note and the Warrants shall be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issue thereof, and
(iii) entitled to the rights and preferences set forth in the Convertible Note and the Warrants, respectively. Not less than 1,375,000 shares of Common Stock have been duly authorized and reserved for issuance upon conversion of the Convertible Note and exercise of the Warrants. Upon conversion or exercise in accordance with the Convertible Note and the Warrants, as applicable, the Conversion Shares and Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof with the holders being entitled to all rights accorded to a holder of Common Stock.

                  e. No Conflicts. The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Convertible Note and the Warrants by the Company, the performance by the Company of its obligations under the Convertible Note and the Warrants and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) will not (i) result in a violation of the Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of Preferred Stock of the Company or By-laws or (ii) except as disclosed in Schedule 3(e), violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. Neither the Company nor its subsidiaries is in violation of any term of or in default under its Articles of Incorporation, any Certificate of Designations,

Preferences and Rights of any outstanding series of Preferred Stock of the Company or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries, where such violation could reasonably be expected to have a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental entity, which violation could reasonably be expected to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental or regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement, the Convertible Note, the Registration Rights Agreement or the Warrants in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of the Nasdaq National Market ("NASDAQ") and does not reasonably anticipate that the Common Stock will be delisted by NASDAQ in the foreseeable future. The Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

                  f. SEC Documents; Financial Statements. Since January 1, 1998, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). The Company (i) has delivered to the Buyer or its representative true and complete copies of the SEC Documents as the Buyer or its representative has requested from the Company and (ii) agrees to deliver to the Buyer or its representative true and complete copies of any additional SEC Documents, upon request. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied during the periods involved (except (i) as may be otherwise indicated in such financial statements or the Note thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyer which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading. The Company has not provided and will not provide to the Buyer any material non-public information which, according to applicable law, rule or regulation should have been disclosed publicly by the Company but which has not been so disclosed as of the date hereof.

                  g. Absence of Certain Changes. Except as expressly set forth in Schedule 3(g), as disclosed in the public press releases referred to in
Schedule 3(g), or as disclosed in the SEC Documents (exclusive of the exhibits thereto), since June 30, 1998, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries individually or taken as a whole. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

                  h. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or its subsidiaries or their respective directors or officers, or the Common Stock, wherein an unfavorable decision, ruling or finding would individually or in the aggregate have a Material Adverse Effect.
Schedule 3(h) contains a complete list and summary description of any pending, or to the knowledge of the Company, threatened proceeding against or affecting the Company or any of its subsidiaries, without regard to whether it could have a Material Adverse Effect.

                  i. Acknowledgment Regarding Buyer's Purchase of the Convertible Note. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Buyer or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Buyer's purchase of the Convertible Note. The Company further represents to the Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

                  j. No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of any of the Securities offered hereby.

                  k. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of NASDAQ.

                  l. Employment Matters; ERISA Matters. The Company and its subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hour except where failure to be in compliance would not have a Material Adverse Effect. There are no pending investigations involving the Company or any of its subsidiaries by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company or any of its subsidiaries pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any of its subsidiaries. Except as set forth in Schedule 3(l), no representation question exists respecting the employees of the Company or any of its subsidiaries, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company or any of its subsidiaries. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company or any of its subsidiaries. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent. The Company has no employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended.

                  m. Intellectual Property Rights. The Company and its
(i)subsidiaries own or possess the requisite rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct their respective businesses as now conducted and as presently contemplated to be operated in the future. None of the Intellectual Property Rights or other intellectual property rights have expired or terminated, or are expected to expire or terminate in the near future. The Company and its subsidiaries do not have any knowledge of any event, fact or circumstance relating to (i) any infringement by the Company or its subsidiaries of any trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others or (ii) any person or entity now infringing any Intellectual Property Rights or other similar rights or any such development of similar or identical trade secrets or technical information owned or used by the Company or any of its subsidiaries. Except as set forth on
Schedule 3(m), there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its subsidiaries regarding (i) any trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others or (ii) any person or entity now infringing any Intellectual Property Rights or other similar rights or any such development of similar or identical trade secrets or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their material Intellectual Property Rights.

                  n. Environmental Laws. (i) The Company and its subsidiaries
(A) are in compliance with any and all Environmental Laws, (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (C) are in compliance with all terms and conditions of any such permit, license or approval. With respect to the Company and/or its subsidiaries (A) there are no past or present releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under any Environmental Law and (B) neither the Company nor any of its subsidiary has received any notice with respect to the foregoing, nor is any action pending or to the Company's knowledge, threatened in connection with the foregoing. The term "ENVIRONMENTAL LAWS" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient, air surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "HAZARDOUS Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

                  (ii) Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its subsidiaries during the period the property was owned, leased or used by the Company or any of its subsidiaries.

                  (iii) Except as set forth in Schedule 3(n), there are no underground storage tanks on or under any real property owned, leased or used by the Company or any of its subsidiaries that are not in compliance with applicable law.

                  o. Title. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(o) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

                  p. Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as is prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not individually or in the aggregate have Material Adverse Effect.

                  q. Regulatory Permits; Compliance The Company and its subsidiaries possess all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to conduct their respective businesses as currently being conducted (collectively, the "COMPANY PERMITS"), except as specified in Schedule 3(q). There is no action pending, or to the knowledge of the Company, threatened regarding the suspension or cancellation of any of the Company Permits. Except as specified in Schedule 3(q) either the Company nor any of its subsidiaries is in conflict with, or in default or violation of, any of the Company Permits. Neither the Company nor any of its subsidiaries has received any notification with respect to possible conflicts, defaults, or violations of applicable laws.

                  r. Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  s. No Materially Adverse Contracts, Etc. Neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restrictions, or any judgment, decree, order, rule or regulation which in the reasonable judgment of the Company's officers has or is expected in the future individually or in the aggregate to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is a party to any contract or agreement which in the reasonable judgment of the Company's officers has or is expected to have a Material Adverse Effect.

                  t. Tax Status. Except as set forth on Schedule 3(t), the Company and each of its subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are not unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. None of the Company's tax returns is currently being audited by any taxing authority.

                  u. Certain Transactions. Except as set forth on Schedule 3(u) or the SEC Documents (other than the exhibits thereto) and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed on
Schedule 3(c), none of the officers, directors or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  v. S-3 Registration. The Company is currently eligible to register the resale of securities, including the Conversion Shares and the Warrant Shares, on a registration statement on Form S-3 under the 1933 Act.

                  w. Disclosure. All information relating to or concerning the Company or any of its subsidiaries set forth in this Agreement and provided to the Buyer pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company's reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

                  x. No Qualified Opinion. The Company has not received an opinion, report or letter from its auditors qualified in any respect, including as to the Company's ability to proceed as a going concern in connection with the Company's financial statements for the fiscal year ended June 30, 1998 and provided that the transactions contemplated hereby are consummated, does not anticipate or know of any basis upon which its auditors might issue any such opinion, report or letter.

                  y. Investment Company Status. The Company is not and upon consummation of the sale of the Securities will not be an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                  z. Foreign Corrupt Practices. Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of his actions for, or on behalf of, the Company used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic governmental official or employee.

                  aa. No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

               4. COVENANTS AND AGREEMENTS.

                  a. Best Efforts. Each party shall use its reasonable best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

                  b. Form D. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to the Buyer at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyer on or prior to the Closing Date.

                  c. Reporting Status. Until the earlier of (i) six months after the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares and Warrant Shares without restriction pursuant to Rule 144 or Rule 144(k) promulgated under the 1933 Act (or successor thereto) or (ii) the date which is six months after the date on which none of the Convertible Note or Warrants are outstanding (the

"REGISTRATION PERIOD"), the Company (x) shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not voluntarily terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination and (y) will use its best efforts and take all necessary action to maintain its ability and eligibility to register securities for resale on Form S-3; provided that this Section 4(c) shall not prohibit a sale, merger or other transaction where the Company is not the surviving entity to the extent such sale, merger or other transaction is permitted pursuant to
Section 4(l) and the terms and provisions of the Convertible Notes, and all such terms and provisions are complied with by the Company.

                  d. Use of Proceeds. The Company will use the proceeds from the sale of the Convertible Note and Warrants for general working capital purposes, acquisitions and the retirement of up to $1,800,000 in indebtedness of the Company.

                  e. Financial Information. The Company agrees to file all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act. The financial statements of the Company will be prepared in accordance with generally accepted accounting principles, consistently applied, and will fairly present in all material respect the consolidated financial position of the Company and its consolidated subsidiaries and results of their options and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company will use its best efforts to send the following to each Investor (as that term is defined in the Registration Rights Agreement) during the Registration Period: (i) within five (5) days after any written request therefor by the Buyer, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements or amendments filed pursuant to the 1933 Act; (ii) within one (1) day after release thereof, copies of all press releases issued by the Company or any of its subsidiaries; and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

                  f. Reservation of Shares. The Company shall take all action necessary to at all times have authorized, reserved for the purpose of issuance, no less than the number of shares of Common Stock necessary to provide for the issuance of the maximum number of Conversion Shares and Warrant Shares issuable upon conversion of the Convertible Note and the exercise of the Warrants, respectively, in accordance with the terms of this Agreement, the Convertible Note and the Warrants.

                  g. Listing. The Company shall promptly secure the listing of the Conversion Shares and Warrant Shares upon NASDAQ (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, the listing of all Conversion Shares and Warrant Shares from time to time issuable under the terms of this Agreement, the Convertible Note and the Warrants on each national securities exchange and automated quotation system (including the Nasdaq National Market System and Nasdaq SmallCap), if any, upon which shares of Common Stock are then listed. The Company shall promptly provide to the Buyer copies of any notices it receives from the NASDAQ regarding the continued eligibility of the Common Stock for listing on NASDAQ or other principal exchange or quotation system on which the Common Stock is listed or traded. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(g).

                  h. Expenses. Each of the Company and the Buyer shall each pay its respective costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution, delivery and performance of this Agreement or the Convertible Note, the Warrants and the Registration Rights Agreement; provided, that at the Closing the Company shall reimburse the Buyer by wire transfer from the proceeds of the Closing for Buyer's reasonable attorneys' fees and expenses incurred in connection with the preparation of this Agreement, the Convertible Note, the Warrants and the Registration Rights Agreement in accordance with the provisions of the Term Sheet dated March 17, 1999 between the Company and the buyer; and provided further that all costs and expenses of enforcing this Agreement, the Convertible Note or the Registration Rights Agreement shall be payable by the prevailing party pursuant to the terms of Section 15 of the Convertible Note.

                  i. ADDITIONAL ISSUANCES OF SECURITIES. To the extent specified below the Company will not, without the prior written consent of the Buyer, contract with or commit to any party to issue additional preferred, common or other equity securities (including debt securities with an equity component, debt convertible into equity or debt with warrants or any other equity or equity-type security delivered in the same transaction or related transactions) (collectively, an "EQUITY FINANCING"):

                     (i) During the period (the "LOCK-UP PERIOD") beginning on the Closing Date and ending one year from the date the Registration Statement (as defined in the Registration Rights Agreement) is declared effective (plus any days during such one-year period in which sales cannot be made thereunder), the Company shall not engage in an Equity Financing that involves the issuance of convertible securities that are convertible into an indeterminate number of shares of Common Stock.

                     (ii) During the Lock-Up Period the Company shall not engage in an Equity Financing contemplating the issuance of or commitment to issue Common Stock (whether upon conversion or exercise of a security convertible into or exercisable for Common Stock or otherwise) at a discount of more than 15% to the Average Market Price (as defined in the Convertible Note) on the date of issuance thereof (i.e. at a purchase or exercise price less than 85% of the Average Market Price) or, in the case of a security convertible into or exercisable for Common Stock, the date of issuance of such security (taking into account the value in all cases of any warrants or options to acquire Common Stock issued in connection therewith with an exercise price that is or, at the time of exercise could be, below the Average Market Price at the time of issuance ).

                  The prohibitions on Equity Financings specified in clauses (i) through (iii) of this Section 4(i) shall not apply to any transaction involving
(A) issuances of securities upon conversion of the Convertible Note and upon exercise of the Warrants, (B) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof or pursuant to the grant of additional options or warrants, or the issuance of additional securities, under any Approved Stock Plan (as defined in the Convertible Note),
(C) issuances of securities in a firm commitment underwritten public offering (excluding a continuous offering pursuant to Rule 415 under the 1933 Act), (D) issuances of securities as consideration for a merger, consolidation or purchase of assets, or in connection with any strategic partnership or joint venture with an operating company other than any commercial finance lender (the primary purpose of which is not to raise equity capital), (E) issuances of securities in connection with the disposition or acquisition of a business, product or license by the Company, (F) issuances of Common Stock at an issuance price, or securities convertible or exercisable for Common Stock at a conversion or exercise price (taking into account the value in all cases of any warrants or options to acquire Common Stock issued in connection therewith) greater than the then-applicable Conversion Price, or (G) issuances in connection with customary shareholder rights plans adopted in connection with strategic planning concerning actual or future possible change of control events relating to the Company, and such transactions shall not constitute Equity Financing.

                  During the Lock-Up Period the Company shall, at least seven
(7) business days prior to the closing of any Equity Financing, deliver to Buyer written notice describing the proposed Equity Financing, including the definitive terms and conditions thereof, and providing Buyer an option during the seven (7) business day period following delivery of such notice to purchase 50% of the securities being offered in the Equity Financing on the same terms as contemplated by such Equity Financing (the "RIGHT OF FIRST REFUSAL"); provided that Buyer shall not be entitled to purchase more than $2,500,000 principal amount of the securities offered. If the terms and conditions of a proposed Equity Financing are amended in any respect after delivery of the notice to the Buyer concerning the proposed Equity Financing, the Company shall deliver a new notice to the Buyer describing the amended terms and conditions of the proposed Equity Financing and the Buyer thereafter shall have an option during the ten
(10) day period following delivery of such new notice to purchase the securities being offered on the same terms as contemplated by such proposed Equity Financing, as amended. Buyer's Right of First Refusal under this Section 4(i) shall extend only to such portion of the issuance as is not purchased by Capital Ventures International, pursuant to Section 4(j) of the Securities Purchase Agreement dated March 3, 1999, between Capital Ventures International and the Company, as in effect on the date hereof, provided that this limitation shall only remain in effect until the expiration or termination of such rights of Capital Ventures International rights of Capital Ventures International.

                  j. Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares and Warrant Shares issuable upon conversion of the Convertible Note and exercise of the Warrants, respectively, will increase in certain circumstances. The Company further acknowledges and agrees that its obligation to issue Conversion Shares and Warrant Shares upon conversion of the Convertible Note and exercise of the Warrants, respectively, in accordance with this Agreement, the Convertible Note, and the Warrants, as applicable, is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

                  k. Disclosure. From and after the date hereof, the Company will not provide to the Buyer any material non-public information which, according to applicable law, rule or regulation should be disclosed publicly by the Company but which has not been so disclosed.

                  l. Corporate Existence. So long as the Buyer beneficially owns any Securities, the Company shall maintain its corporate existence in good standing under the laws of the jurisdiction in which it is currently incorporated and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into or filed in connection herewith and (ii) is a publicly traded corporation whose Common Stock is listed for trading on AMEX, NASDAQ or the New York Stock Exchange.

                  m. Solvency; Compliance with Law. The Company (both before and after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not have, nor does it intend to take any action that would impair, the ability to pay its debts from time to time incurred in connection therewith as such debts mature. The Company will conduct its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations the failure to comply with which would have a Material Adverse Effect.

                  n. Insurance. The Company shall maintain liability, casualty and other insurance (subject to customary deductions and retentions) with responsible insurance companies against such risk of the types and in the amounts customarily maintained by companies of comparable size to the Company.

                  o. No Integration. The Company will not conduct any future offering in such a way as to cause such offering to be integrated with the issuance of the Securities for purposes of the rules promulgated by the SEC (unless a valid exemption under Section 5 of the 1933 Act continues to exist for the Securities notwithstanding the future offering) or NASDAQ.

                  p. Selling Restrictions. The Buyer, on behalf of itself and any affiliates, agrees that, in connection with the purchase of the Securities hereunder,

                     (i) as of the Closing Date, it will not have a net short position in the Common Stock of the Company;

                     (ii) it will not create new trading lows through sales of Common Stock in order to create a lower Reset Fixed Conversion Price (as defined in the Convertible Note) or a lower Reset Exercise Price (as defined in the Warrant);

                     (iii) during any period of determination of the Reset Exercise Price or Reset Conversion Price, if Buyer (or others acting under its direction or control) engages in short sale transactions or other hedging activities which involve, among other things, sales of Common Stock, Buyer will place its sales orders for such shares of Common Stock in the course of activities so as not to complete or effect any such sale on any trading day during such period at a period which is lower than the lowest sale effected for shares of Common Stock on such day by persons other than Buyer (or others acting under its direction or control); and

                     (iv) Buyer will conduct all sales of Common Stock, including in connection with any hedging activities, in compliance with all applicable securities laws and regulations.

               5. TRANSFER AGENT INSTRUCTIONS.

                  The Company shall issue irrevocable instructions to its transfer agent (in the form attached hereto as Exhibit D) to issue certificates, or at the Buyer's request, to electronically issue such shares (e.g., through DWAC or DTC), registered in the name of the Buyer or its nominee(s), for the Conversion Shares or Warrant Shares in such amounts as specified from time to time by the Buyer to the Company upon conversion of the Convertible Note or exercise of the Warrants, respectively (the "IRREVOCABLE TRANSFER AGENT Instructions"). Prior to registration of the Conversion Shares and Warrant Shares under the 1933 Act, such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares and Warrant Shares, prior to registration of the Conversion Shares and Warrant Shares under the 1933 Act) will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, the Convertible Note and the Warrants. Nothing in this Section 5 shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of any of the Securities. If the Buyer provides the Company with an opinion of counsel, reasonably satisfactory in form and substance to the Company, that registration of a resale by the Buyer of any of the Securities is not required under the 1933 Act, the Company shall permit the transfer, and, in the case of the Conversion Shares or Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyer shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

               6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                  The obligation of the Company hereunder to issue and sell the Convertible Note and Warrants to the Buyer at the Closing is subject to the satisfaction at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion;

                  a. The Buyer shall have executed this Agreement and the Registration Rights Agreement and delivered the same to the Company.

                  b. The Buyer shall have delivered to the Company the purchase price for the Convertible Note being purchased by the Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                  c. The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

               7. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

                  a. The obligation of the Buyer hereunder to purchase the Convertible Note and Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer's sole benefit and may be waived by the Buyer at any time in its sole discretion:

                  b. The Company shall have executed this Agreement, the Convertible Note and the Registration Rights Agreement, and delivered the same to the Buyer.

                  c. The Common Stock generally shall be authorized for trading on NASDAQ, and trading in the Common Stock shall not have been suspended by the SEC or NASDAQ.

                  d. The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer including, without limitation, an update as of the Closing Date regarding the representation contained in Section 3(c) above.

                  e. The Buyer shall have received the opinion of the Company's General Counsel as to corporate matters, and an opinion of Fenwick & West, special counsel to the Company as to enforceability of this Agreement, the Convertible Note, the Warrant and the Registration Rights Agreement dated as of the Closing Date, in each case in form, scope and substance reasonably satisfactory to the Buyer.

                  f. The Company shall have executed and delivered to the Buyer the Warrants being purchased by the Buyer at the Closing.

                  g. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Convertible Note and the exercise of the Warrants, 1,375,000 shares of Common Stock to provide for the issuance of the Conversion Shares and Warrant Shares in accordance with the terms of this Agreement, the Convertible Note and the Warrants.

                  h. The Irrevocable Transfer Agent Instructions, in the form of Exhibit D attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

                  i. The transactions contemplated hereby shall not violate any law, regulation or order then in effect and applicable to the Buyer or the Company.

               8. INDEMNIFICATION.

                  In consideration of the Buyer's execution and delivery of this Agreement and acquiring the Securities hereunder and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Buyer and each of the Buyer's officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "BUYER INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, suffered or claimed in actions, causes of action, suits or claims made by third parties and expenses in connection therewith (irrespective of whether the Buyer Indemnitee is a party of the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "BUYER INDEMNIFIED LIABILITIES"), incurred by the Buyer Indemnitee (and shall advance the same) as a result of, or arising out of, or relating to (a) subject to Section 9(i), any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Convertible Note, the Warrants, the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, the Convertible Note, the Warrants or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against the Buyer Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Buyer Indemnitees, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Convertible Note and Warrants or the status of the Buyer or holder of any of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Buyer Indemnified Liabilities which is permissible under applicable law.

               9. GOVERNING LAW; MISCELLANEOUS.

                  a. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California without regard to the principles of conflict of laws. The Company irrevocably consents to the jurisdiction of the United States federal courts and the state courts located in San Francisco, California in any suit or proceeding based on or arising under this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process upon the Company mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of the Purchaser to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

                  b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

                  c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                  e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the documents referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charge with enforcement.

                  f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested;
(iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                      If to the Company:

                             International Microcomputer Software, Inc.
                             75 Rowland Way
                             Novato, California 94949
                             Telephone:   (415) 257-3000
                             Facsimile:   (415) 897-2544
                             Attention:   Chief Financial Officer

                      With a copy to:

                             Fenwick & West LLP
                             Two Palo Alto Square
                             Palo Alto, California 94306
                             Telephone:   (650) 858-7600
                             Facsimile:   (650) 494-1417
                             Attention:   C. Kevin Kelso, Esq.

                      If to the Buyer:

                             BayStar Capital, L.P.
                             c/o Stark Investments
                             1500 West Market Street, Suite 200
                             Mequon, WI  53092
                             Telephone:     (414) 241-7728
                             Facsimile:     (414) 241-7704
                             Attention:     Brian Davidson

                      With a copy to:

                             BayStar Capital, L.P.
                             c/o LG Capital Group
                             505 Montgomery Street, 20th Floor
                             San Francisco, CA  94111
                             Telephone:   (415) 835-7260
                             Facsimile:   (415) 835-3777
                             Attention:   Steven Lamar

                      With a copy to:

                             Latham & Watkins LLP
                             505 Montgomery Street, Suite 1900
                             San Francisco, CA 94111
                             Telephone:   (415) 391-0600
                             Facsimile:   (415) 395-8095
                             Attention:   Warren Lilien, Esq.

                  Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

                  g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer, except pursuant to a Major Transaction (as defined in the Convertible Note) in accordance with the terms of the Convertible Note. The Buyer may assign some or all of its rights hereunder without the consent of the Company, provided, however, that (i) any such assignment shall not release the Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption and (ii) the Buyer may not assign its rights hereunder in a manner that would cause the offering of Securities hereunder to be required to be registered under the 1933 Act.

                  h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  i. Survival. The representations and warranties of the Company and the Buyer contained in Sections 3 and 2, respectively, shall survive the Closing until three years after the Closing Date, including, without limitation, all financial statements thereto. The agreements and covenants set forth in
Section 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive the Closing. The Buyer shall be responsible only for its representations, warranties, agreements and covenants hereunder.

                  j. Publicity. The Company and the Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof); but only to the extent the Company believes in good faith that such disclosure is required by such law or regulation.

                  k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  l. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  m. Equitable Relief. The Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Buyer. The Company therefore agrees that the Buyer shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

                  IN WITNESS WHEREOF, the Buyer and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.


COMPANY:                                     BUYER:

INTERNATIONAL MICROCOMPUTER                  BAYSTAR CAPITAL L.P.
SOFTWARE, INC.

                                             By: BAYSTAR MANAGEMENT LLC,
By: _________________________________            ITS GENERAL PARTNER
    Name:  Costa John
    Its:   Chief Financial Officer

                                                 By: ___________________________
                                                     Name:
                                                     Its: